SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2003

American Bank Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-102410	16-1645705
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12211 Plum Orchard Drive, Suite 300, Silver Spring, Marland 20904
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 572-3740

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On March 21, 2003, American Bank Holdings, Inc. became the savings and loan holding company of American Bank pursuant to the Plan of Merger and Reorganization dated as of January 6, 2003, by and among American Bank Holdings, Inc., American Bank and American Interim Bank.  American Bank issued a press release on March 21, 2003 announcing the completion of the reorganization.  That press release is filed as Exhibit 99.1 to this report.

Item 7.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit
	No.	Description

	99.1	Press release, dated March 21, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Bank Holdings, Inc.
(Registrant)

/s/ Phillip C. Bowman
Phillip C. Bowman
President and Chief Executive Officer

Date: March 25, 2003

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated March 21, 2003.